EXHIBIT 21.1
                                                                 ------------

                           SUBSIDIARIES OF LILM, INC.


         Name of Subsidiary                        Jurisdiction of Organization
         ------------------                        ----------------------------
         LiL Marc, Inc.                                         Utah
         (Wholly owned subsidiary)


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